Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Appoints Business Partnering and Scientific Experts to Advance Technology Able to Generate Electricity on See-Through Glass

Columbia, MD – January 03, 2012 – New Energy Technologies, Inc. (OTCQB: NENE), a developer of innovative technologies for generating sustainable electricity, is pleased to announce the appointments of Dr. Scott R. Hammond as Principal Scientist, and Dr. Christopher M. Harris to the Company’s Board of Advisors.

Both Drs. Hammond and Harris previously tenured at the United States Department of Energy’s National Renewable Energy Laboratory (NREL), one of the world’s most respected and advanced solar-photovoltaic research institutions.  NREL and New Energy have been working through a Cooperative Research and Development Agreement to advance the Company’s SolarWindow™ technology, capable of generating electricity on see-through glass.

“I’m honored to welcome Dr. Harris and Dr. Hammond to our team,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.  “Dr. Hammond brings a special blend of organic chemistry and photovoltaic device fabrication experience important to advancing our SolarWindow™ technology towards commercial production.  As a Nuclear Physicist, Patent Agent, and Licensing Executive who’s successfully partnered new technologies with Fortune 5 corporations, Dr. Harris has the depth of technical insight and business expertise that we very much look forward to leveraging.”

Dr. Christopher M. Harris joins New Energy’s Board of Advisors with a proven track record of exploiting novel renewable energy technologies for commercial partnership, joint-venture, and technology and product development. His expertise includes evaluating a technology’s technical strength, building key strategies for advancing product development with commercial partners, and negotiating tactical licensing agreements with public research institutions, private companies, and Fortune 500 corporations.

Dr. Harris is a Certified Licensing Professional, and a Registered Patent Agent at the United States Patent and Trademark Office.  He earned his PhD in Nuclear and Particle Physics, and Master’s and Bachelor’s degrees in Physics at the University of Virginia.

Dr. Christopher M. Harris currently serves as Director of Licensing at Vanderbilt University.  Previously, he tenured as Associate Director, Licensing at National Renewable Energy Laboratory, and as Senior Licensing Manager at the University of Virginia Patent Foundation.
Dr. Christopher M. Harris Member, Board of Advisors New Energy Technologies, Inc.

New Energy also announced the appointment of Principal Scientist, Dr. Scott R. Hammond, today.  Dr. Hammond’s expertise includes the development of coatings for generating electricity and the application of such coatings in the fabrication of photovoltaic device architectures.  This combination of skills is important to the advancement of SolarWindow™, which makes use of electricity-generating coatings applied to see-through glass surfaces.

Dr. Scott R. Hammond Principal Scientist New Energy Technologies, Inc.
Electricity-generating coatings, consisting largely of ‘polymers’, are first designed and subsequently produced by way of synthesis; Dr. Hammond’s experience includes such polymer design and organic synthesis. He also brings skills specific to various systems and methods for applying these coatings to various material surfaces, including high-speed, high-volume industrial processes important to the eventual commercial manufacturing of SolarWindow™ products.

Once electricity-generating polymers are applied to a material surface, the resultant effect is the production of an ‘organic photovoltaic’ cell (OPV).  The prospect of SolarWindow™ products generating electricity on see-through glass is made possible by way of OPV.

Dr. Hammond brings extensive experience in all areas of OPV, the underlying SolarWindow™ technology, including: the design and synthesis of small molecule and polymeric donor materials, the development of new solution-processed contact materials, the fabrication of OPV devices, large-area device fabrication using various coating methods, and the development of solution-processed flexible and transparent moisture barriers.

Dr. Hammond also has a strong background in nanostructured organic materials, with an emphasis on optoelectronic materials. His experience spans materials design, synthesis, nanoscale characterization, processing, and optoelectronic device fabrication. Of note, he has worked specifically on developing nanostructured materials in an attempt to improve performance, simplify processing, and increase useful life.

Dr. Hammond earned his PhD in Organic/Materials Chemistry and Nanotechnology from the University of Washington, Seattle and a BS in Chemistry with High Honors from the University of California, Berkeley. His awards include a Hypercube Scholar Award, a Mindlin Brothers Fellowship for Creativity in Science, a United States National Science Foundation Graduate Research Fellowship Honorable Mention, and a Joint Institute in Nanotechnology Fellowship. He is currently a member of the American Chemical Society and the Materials Research Society, and a Sigma-Aldrich Global Advisor.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
 MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of 10 patent applications.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.